Exhibit 10.1

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is made and entered into as of December 23, 2009, among Charleston Basics, Inc., a Delaware corporation (the “Company”), and the investors signatory hereto.

WHEREAS, concurrent with or immediately prior to the execution of this Agreement, the Company, Paragon Capital LP, a Delaware limited partnership (the “Lead Investor”) and certain other investors introduced by Paragon (the “Paragon Introduced Investors”) entered into that certain Securities Purchase Agreement to which a form of this Agreement is annexed as Exhibit D (the “Purchase Agreement”), pursuant to which the Lead Investor and/or the Paragon Introduced Investors have invested an aggregate of $1,500,000 in an offering of the Company’s securities, pursuant to the provisions of the Purchase Agreement (the “Offering”);

WHEREAS, the Lead Investor and/or the Paragon Introduced Investors have purchased the Securities, including shares of the Company’s Preferred Stock and the Warrants, pursuant to the terms and conditions of the Purchase Agreement;

WHEREAS, certain other investors (the “Secondary Investors”) may also purchase Securities in the Offering, pursuant to a securities purchase agreement substantially similar to the Purchase Agreement, which with the Purchase Agreement shall be referred to hereafter as the “Purchase Agreements,” and such Secondary Investors also will execute and be parties to this Agreement and shall collectively sometimes be referred to hereafter collectively with the Lead Investor and the Paragon Introduced Investors as the “Investors” and each individually as an “Investor”);

WHEREAS, the Company has agreed to provide certain additional rights to the Investors or their permitted assignees, to the extent that such Persons continue to be the registered holders of the Securities including, without limitation certain registration rights with respect to the Underlying Shares; and

WHEREAS, the Company and the Investors have agreed to enter into this Agreement in connection with the Company’s agreement to provide such additional rights to each of them.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

1. Definitions.  In addition to the terms defined elsewhere in this Agreement, (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (b) the following terms have the meanings indicated:

“Certificate of Designations” means the Certificate of Designations, Preferences and other Rights and Qualifications of Series A Convertible Preferred Stock in the form of Exhibit A attached to the Purchase Agreement, as such may be amended from time to time.

“Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on the Trading

Market, the closing bid price per share of Common Stock for such date (or the nearest preceding date) on the Trading Market or exchange on which the Common Stock is then listed or quoted; or (ii) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Lead Investor.

“Commission Comments” means written comments which are received by the Company from the Commission, and a copy of which shall have been provided by the Company to the Holder, to a filed Registration Statement which limit the amount of shares which may be included therein to a number of shares which is less than such amount sought to be included thereon as filed with the Commission.

“Commission Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff, and (ii) the Securities Act.

“Effective Date” means the date that a Registration Statement is declared effective by the Commission.

“Effectiveness Period” means the period commencing on the Effective Date of a Registration Statement and ending on the first to occur of (a) the third anniversary of the Effective Date and (b) the date when all Registrable Securities covered by such Registration Statement cease to be Registrable Securities

“Holder” means any holder, from time to time, of Registrable Securities.

“Investor Counsel” means Feldman LLP, counsel to the Investors for purposes of this Agreement; provided, however, that if neither the Lead Investor nor any of its Affiliates are listed as a “Selling Stockholder” in a Registration Statement, the Holders of a majority of the Registrable Securities to be sold pursuant to such Registration Statement shall be entitled to select alternative counsel to act as “Investor Counsel” with respect to such Registration Statement.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means (i) any Common Stock, including Underlying Shares and any other shares of Common Stock issued or issuable upon conversion of any shares of Preferred Stock (without giving effect to any limitations on conversion contained in the Certificate of Designations) or issuable upon exercise of the Warrants; and (ii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.  As to any particular Registrable Securities, such securities will cease to be Registrable Securities when such securities have been sold by a Person: (i) in a transaction in which such Person’s rights under this Agreement are not assigned in accordance with the provisions of this Agreement; (ii) pursuant to an effective registration statement under the Securities Act; or (iii) pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

“Registration Statement” means any registration statement to be filed under the Securities Act, which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rules or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Selling Stockholder” means each Holder named in a Registration Statement as a “selling stockholder.”

1. Demand Registration.

a) At anytime commencing (90) days after the date of this Agreement, after receipt of a written request (a “Demand Request”) from the Lead Investor requesting that the Company effect a registration (a “Demand Registration”) under the Securities Act covering all or part of the Registrable Securities held by the Holders, which specifies the intended method or methods of disposition thereof, the Company shall promptly notify all Holders in writing of the receipt of such request and each such Holder, in lieu of exercising its rights under Section 2 hereof, may elect (by written notice sent to the Company within twenty (20) days from the date of such Holder’s receipt of the aforementioned Company’s notice, in accordance with Section 15(f)) to have all or part of such Holder’s Registrable Securities included in such registration thereof pursuant to this Section 1, and such Holder shall specify in such notice the number of Registrable Securities that such Holder elects to include in such registration.  Thereupon the Company shall, as expeditiously as is reasonably possible, file with the Commission and use best efforts to cause to be declared effective, a registration statement (a “Demand Registration Statement”) to register all of the Registrable Securities which the Company has been so requested to register by such Holders (“Participating Demand Holders”) for sale, to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Registrable Securities so registered.

b) If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1 and the Company shall include such information in the written notice referred to in Section 15(f).  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  The Lead Investor, in consultation with the Company, shall select the managing underwriter or underwriters in such underwriting, which underwriter shall be reasonably acceptable to the Company.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 5(m)) enter into an underwriting agreement in customary form with the underwriter or underwriters so selected for such underwriting by the Lead Investor; provided, however, that no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be limited to an amount equal to the net proceeds from the offering received by such Holder.  Notwithstanding any other provision of this Section 1, if the underwriter advises a Holder that marketing factors require a limitation of the number of shares to be underwritten, then the Holder shall so advise the Company and the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated as follows:  (i) first, among Holders of Registrable Securities that have elected to participate in such underwritten offering, in proportion (as nearly as practicable) to the aggregate amount of Registrable Securities held by all such Holders, until such Holders have included in the underwriting all shares requested by such Holders to be included, and (ii) thereafter, among all other holders of Common Stock, if any, that have the right and have elected to participate in such underwritten offering, in proportion (as nearly as practicable) to the amount of shares of Common Stock owned by such holders.  Without the consent of the Lead Investor, no securities other than Registrable Securities shall be covered by such registration if the inclusion of such other securities would result in a reduction of the number of Registrable Securities covered by such registration or included in any underwriting or if, in the opinion of the managing underwriter, the inclusion of such other securities would adversely impact the marketing of such offering.

c) The Company shall not be required to prepare and file more than one (1) Demand Registration Statement pursuant to Section 1(a) hereof pursuant to a Demand Request under this Section 1; provided, however that an offering which is not consummated shall not be counted for this purpose unless such offering is withdrawn at the request of the Lead Investor.

d) Notwithstanding the foregoing, if the Company shall furnish to the Participating Demand Holders requesting a Registration Statement pursuant to this Section 1, a certificate signed by the chief executive officer or chief financial officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such registration statement to be filed by reason of a material pending transaction and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the Demand Request; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

2. Piggy-Back Registrations.

a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Investors) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-8 (or similar or successor form) relating solely to the sale of securities to participants in a Company stock plan or to other compensatory arrangements to the extent includable on Form S-8 (or similar or successor form), or a registration on Form S-4 (or similar or successor form)), the Company shall, at such time, promptly give each Holder written notice of such registration.  Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 14(f), the Company shall use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered and to name each such Holder as a Selling Stockholder in the applicable Registration Statement.  The Company shall have no obligation under this Section 2(a) to make any offering of its securities, or to complete an offering of its securities that it proposes to make.

b) If the Company intends to distribute the stock or other securities referenced in Section 2(a) by means of an underwriting with an underwriter selected in the Company’s sole discretion, it shall so advise the Holders as a part of the written notice referred to in Section 2(a).  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 5(m)) enter into an underwriting agreement in customary form with the underwriter or underwriters so selected for such underwriting.

c) If any registration undertaken pursuant to this Section 2 is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall include in such registration: (i) first, the securities the Company proposes to sell; and (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such Holder. In addition, with respect to an underwritten primary registration, the Holders of such Registrable Securities will agree to enter into any lock-up letters requested by the managing underwriter, not to exceed one hundred eighty (180) days.

d) If, at any time after giving notice of its intention to register any of its securities as set forth in Section 2(a) and before the Effective Date of the Registration Statement filed in connection with such registration, the Company shall determine, for any reason, not to register such securities, the Company may, in its sole discretion, give written notice of such determination to each Holder that requested to have its Registrable Securities included in such registration and thereupon shall be relieved of its obligation pursuant to Section 2 to register any Registrable Securities in connection with such registration.

3. Obligations of Parent and Successor Entities.  The obligations of the Company as described in this Agreement, hereunder shall apply to any parent company or successor entity of the Company.

4.  Mandatory Registrations.  In the event all of the Registrable Securities of the Holders are not included in a Registration Statement due to Commission Comments or

underwriter cutbacks as described in Section 2(c) herein, the Company shall prepare and file an additional Registration Statement (the “Follow-up Registration Statement”) with the Commission within ninety (90) days following the effectiveness of the previously filed Registration Statement (or such greater period of time, in the event of an underwriter cutback, as shall be required by the applicable underwriter); provided, however, that the time period for filing the Follow-up Registration Statement shall be extended to the extent that the Commission publishes written Commission Guidance or the Company receives written Commission Guidance which provides for a longer period before a Follow-up Registration Statement may be filed. The Follow-up Registration Statement shall cover the resale of all of the Registrable Securities that were excluded from any previously filed Registration Statement. In the event that all of the Registrable Securities have not been registered in a Registration Statement after the Follow-up Registration Statement has been declared effective, the Company shall use its commercially reasonable best efforts thereafter to register any remaining unregistered Registrable Securities.

5. Registration Procedures.  In connection with the Company’s registration obligations hereunder, the Company shall:

a) Prepare and file with the Commission a Registration Statement with respect to the Registrable Securities and use its best efforts to cause such Registration Statement (which shall include any Follow-up Registration Statement) to become and remain Effective during the Effectiveness Period.

b) Not less than three Trading Days prior to the filing of each Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to the Holders and Investor Counsel copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders and Investor Counsel, and (ii) cause its officers and directors, counsel and independent certified public accountants (to the extent available) to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.  The Company shall not file such a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities and Investor Counsel shall reasonably object.

c) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond as promptly as reasonably possible, and in any event within fifteen (15) Trading Days, to any comments received from the Commission with respect to any Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Holders and Investor Counsel true and complete copies of all correspondence from and to the Commission relating to a Registration Statement.

d) Notify the Holders of Registrable Securities to be sold and Investor Counsel as promptly as reasonably possible, and (if requested by any such Person) confirm such notice in writing no later than two Trading Days thereafter, of any of the following events: (i) the Commission notifies the Company whether there will be a “review” of any Registration Statement; (ii) the Commission comments in writing on any Registration Statement (in which case the Company shall deliver to each Holder a copy of such comments and of all written responses thereto); (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the Commission or any other federal or state governmental authority requests any amendment or supplement to a Registration Statement or Prospectus or requests additional information related thereto; (v) the Commission issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included in any Registration Statement become ineligible for inclusion therein or any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

e) Use its best efforts to cause the effectiveness of any Registration Statement or Follow-up Registration Statement and avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

f) Furnish to each Holder and Investor Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

g)  Promptly deliver to each Holder and Investor Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request.  Subject to the limitations set forth in this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

h) (i) In the time and manner required by each Trading Market, if at all, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities included in any registration; (ii) take all steps necessary to cause such Registrable Securities to be approved for listing on each Trading Market as soon as reasonably practicable thereafter; (iii) to the extent available to the Company, provide to the Investors evidence of such listing; and (iv) maintain the listing of such Registrable Securities on each such Trading Market.

i) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders and Investor Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(i), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction).

j) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to an effective Registration Statement, which certificates shall be free, to the extent permitted pursuant to Section 13(b) of this Agreement and Section 4.1 of the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

k) Upon the occurrence of any event described in Section (c)(vii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to such a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither such Registration Statement nor its related Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

l) Subject to the execution of appropriate confidentiality agreements, cooperate with any due diligence investigation undertaken by the Holders in connection with the sale of Registrable Securities, including without limitation by making available any documents and information; provided that the Company will not deliver or make available to any Holder material, nonpublic information unless such Holder specifically requests in advance to receive material, nonpublic information.

m) If securities are being sold pursuant to any underwritten public offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, by providing customary legal opinions, comfort letters and indemnification and contribution obligations.

n) Comply with all applicable rules and regulations of the Commission.

6. Changes in Capital Stock.  If, and as often as, there is any change in the capital stock of the Company by way of forward or reverse stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges hereby shall continue.

7. Registration Expenses.  All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement.  The fees and expenses referred to in the foregoing sentence shall include, without limitation, (a) all registration and filing fees (including, without limitation, fees and expenses (i) with respect to filings required to be made with any Trading Market, and (ii) in compliance with applicable state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders)), (b) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses requested by the Holders), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company and Investor Counsel for the Holders (which Investor Counsel’s fees shall not exceed $30,000, and (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.  Notwithstanding the foregoing, all underwriting fees, brokerage discounts and selling commissions applicable to a sale by a Holder incurred in connection with any registration of Registrable Securities, together with any legal fees and expenses in excess of the $30,000 limitation, shall be borne pro rata by the Holders in accordance with the number of Registrable Securities included in such registration by each such Holder.

8. Indemnification

a) Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, partners, members, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of

Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 5(c)(v)-(vii), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 15(e).  The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

b) Indemnification by Holders.  Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents and employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus.  In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

c) Conduct of Indemnification Proceedings.  If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying

Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 8(c)) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnified Party undertakes to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

d) Contribution.  If a claim for indemnification under Section 8(a) or 8(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 8(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 8 was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 8(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

9. Right of First Refusal.

In the event that the Company proposes to issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange: (i) any shares of Common Stock, (ii) any other equity securities of the Company or any Subsidiary, including, without limitation, shares of Preferred Stock, (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity securities of the Company or any Subsidiary, or (iv) any debt or other securities directly or indirectly convertible into capital stock of the Company or any Subsidiary, the holders of Preferred Stock, shall have the right to exercise the “First Refusal Right” as set forth in Section 5(j) of the Certificate of Designations.

10. Conversion of Preferred Stock into Subsequent Financings. In the event the Company effects any debt or equity financing at any time prior to the second year anniversary of the Secondary Closing Date (or at any time after the second year anniversary of the Initial Closing Date, if there is no Secondary Closing), the holders of Preferred Stock, to the extent that they have not exercised their First Refusal Right described in Section 5(j) of the Certificate of Designations, shall have the right to convert their shares of Preferred Stock pursuant to the Subsequent Conversion Right described in Section 5(k) of the Certificate of Designations.

11. Delivery of Certificates.  In addition to any other rights available to an Investor including, without limitation, any amounts due and payable pursuant to the provisions of Section 4.1(d) of the Purchase Agreement, if the Company fails to deliver or to cause to be delivered to such Investor a certificate representing shares of Common Stock on the date on which delivery of such certificate is required by any Transaction Document, and if after such date such Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Investor of the shares that such Investor anticipated receiving from the Company (a “Buy-In”), then the Company shall, within four (4) Trading Days after such Investor’s request (which request, to the extent required pursuant to such Transaction Document, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company), and in such Investor’s discretion, either (i) pay cash to such Investor in an amount equal to such Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to such Investor a certificate or certificates representing such shares of Common Stock and pay cash to such Investor in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company’s obligation to deliver such certificate.

12. Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by a Holder to: (i) any subsidiary, affiliate, parent, partner, limited partner, retired partner or stockholder of such Holder; (ii)  any immediate family member (spouse or child) of, or trust for the benefit of, such Holder (if such Holder is a natural person) or such Holder’s immediate family member; or (iii) any Person to whom such Holder transfers at least ninety percent (90%) of its Registrable Securities; provided, however, that it shall be a condition to the effectiveness of such assignment that: (x) the Company is, within three (3) Business Days after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned; and (y) such transferee or assignee agrees in writing (a copy of which writing is provided to the Company at the time of transfer) to be bound by and subject to all of the terms and conditions of this Agreement.

13. Additional Rights of Investors.

a) Rights, Preferences and Designations under Certificate of Designations.  The Investors, with respect to their shares of Preferred Stock, shall be entitled to all rights, preferences and designations with respect to their shares of Preferred Stock, as set forth in the Certificate of Designations.

b) Right to Designate a Director to Serve on the Board; Obligation to Vote Shares of Preferred Stock for “Series A Director.”  For as long as the Preferred Stock remains outstanding, the Lead Investor shall have the right to designate the “Series A Director,” as such class director is designated in the Certificate of Designations, to serve on the Company’s Board of Directors,” and the holders of the Preferred Stock, voting separately as a class, shall have the exclusive and special right to elect and remove the Series A Director, as further provided in the Certificate of Designations.  The holders of Preferred Stock executing this Agreement agree to vote their shares of Preferred Stock for the election of the “Series A Director” designated by the Lead Investor.  These voting obligations shall be transferred and assumed by any transferee of shares of Preferred Stock.

c) Directors and Officers Liability Insurance.  Within sixty (60) days after the date of the initial closing of the Offering, the Company shall secure directors and officers liability insurance (“D&O Insurance”) for coverage in an amount of not less than $1,000,000 and the Company agrees to maintain such D&O Insurance for at least as long as there is a “Series A Director” serving on the Company’s Board of Directors.

d) Transfer Restrictions.  The transfer restrictions set forth in Section 4.1 of the Purchase Agreement shall apply to each Investor, with respect to its Securities, as applicable.

e) Furnishing of Information; Public Information.  The provisions of Section 4.3 of the Purchase Agreement relating to the furnishing of information to Investors and public information shall be applicable herein.

f) Access.  The Company shall give each Investor that owns Registrable Securities and its representatives, at the request of such Investor, access during reasonable business hours to (i) all properties, assets, books, contracts, commitments, reports and records relating to the Company and its Subsidiaries, and (ii) the management, accountants (to the extent available), lenders, customers and suppliers of the Company and its subsidiaries; provided, however, that the Company shall not be required to provide such Investor access to any information or Persons if the Company reasonably determines that access to such information or Persons cannot be provided to such Investor in a manner that would avoid an adverse affect on the attorney-client privilege between the Company and its counsel or the disclosure of trade secrets, material nonpublic information or other confidential or proprietary information, as applicable.

g) State Securities Law Compliance – Resale.  Beginning on the earlier of (x) six (6) months following the date of this Agreement and (y) the Effective Date of any Registration Statement and continuing until either (i) the Investors have sold all of their Registrable Securities under a Registration Statement pursuant to this Agreement or (ii) the Common Stock becomes a “covered security” under Section 18(b)(1)(A) of the Securities Act, the Company shall maintain within either Mergent’s Industrial Manual or Standard and Poor’s Standard Corporation Descriptions (or any successors to these manuals which are similarly qualified as “recognized securities manuals” under state Blue Sky laws) an updated listing containing (i) the names of the officers and directors of the Company, (ii) a balance sheet of the Company as of a date that is at no time older than eighteen (18) months and (iii) a profit and loss statement of the Company for either the preceding fiscal year or the most recent year of operations.

14. Miscellaneous.

a) Engagement of Investor Relations Firm.  Within sixty (60) days after the Initial Closing Date, the Company shall hire and retain an investor relations firm or firms acceptable to the Lead Investor.  The Company shall maintain the services of an investor relations firm acceptable to the Lead Investor for at least twelve months after the date that initial investor relations firm was engaged shall reserve and allocate not less than $120,000 for such services during such twelve month period..

b) Remedies.  In the event of a breach by the Company or by an Investor of any of their obligations under this Agreement, each Investor or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Company and each Investor agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

c) Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Lead Investor; provided, however, that if any amendment modification, supplement, waiver or consent relates to the registration of Registrable Securities pursuant to the provisions of this Agreement, then such shall require a writing signed by the Company and the Holders of at least a majority of the Registrable Securities then outstanding or deemed to be outstanding.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of

Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

d) No Inconsistent Agreements.  Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that would have the effect of impairing the rights granted to the Investors in this Agreement or otherwise conflicts with the provisions hereof.  Neither the Company nor any Subsidiary has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

e) Compliance.  Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

f) Discontinued Disposition.  Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 5(c)(v), 5(c)(vi), or 5(c)(vii), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 5(a), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

h) Successors and Assigns.  Subject to the express limitations contained herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lead Investor (other than by merger).  Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of this Agreement.

i) Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  The exchange of copies of this Agreement or amendments thereto and of signature pages by facsimile transmission or by email transmission in portable digital format, or similar format, shall constitute effective execution and delivery of such instrument(s) as to the parties and may be used in lieu of the original Agreement or amendment for all purposes.  Signatures of the parties transmitted by facsimile or by email transmission in portable digital format, or similar format, shall be deemed to be their original signatures for all purposes.

j) Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an  inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If any party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

k) Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

l) Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

m) Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Remainder of the Page Intentionally Left Blank

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

CHARLESTON BASICS, INC.

By:	/s/ Leroy Nott
Name: Leroy Nott
Title: President

Address for Notice:

2999 John Stevens Way
Hoquiam, WA 98550
Facsimile: (360) 532-0295
Attn: Scott Olmstead

With a copy to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
Facsimile No.: (212) 451-2222
Telephone No.: (212) 451-2252
Attn: Kenneth A. Schlesinger, Esq.

[Remainder of page intentionally left blank.
Signature pages for the Investors follow.]

PARAGON CAPITAL LP

By:	/s/ Alan P. Donenfeld
Name: Alan P. Donenfeld
Title: General Partner

Address for Notice:

110 East 59th Street
New York, New York 10022
Facsimile No.: (212) 202-5022
Telephone No.: (212) 593-3157
Attn: Alan P. Donenfeld

with a copy (which shall not constitute notice) to:

Feldman LLP
420 Lexington Avenue, Suite 2620
New York, New York 10170
Facsimile No.: (212) 997-4242
Telephone No.: (212) 869-7000
Attn: David N. Feldman, Esq.

[Remainder of page intentionally left blank.
Signature pages of other Investors to follow.]

[INVESTOR SIGNATURE PAGES TO INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

Name of Investor: _________________________________________________________

Signature of Authorized Signatory of Investor: ___________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory ________________________________________________

Address for Notice of Investor: ______________________________________________

 ______________________________________________

______________________________________________

Facsimile No.: ___________________________________________________________

Telephone No.:__________________________________________________________

[SIGNATURE PAGES CONTINUE]